UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 8, 2009

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On January 8, 2009, Gartner, Inc. (the “Company”) announced a reduction in its workforce of 117 employees as part of its efforts to manage operating expenses. The affected positions were spread across various functions and geographies, and consisted primarily of non-quota bearing and non-client facing functions. Notification to affected employees commenced on January 7, 2009 and is expected to be completed by January 12, 2009.
The Company committed to this action in December 2008, and as a result will incur pre-tax expenses of approximately $8.5 million in the fourth quarter of fiscal 2008, related principally to cash severance costs for terminated employees. Despite these expenses, the Company expects to achieve its most recent full year 2008 projections for revenue, Normalized EBITDA, EPS from continuing operations, and operating cash flow. These projections are contained in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 30, 2008, which is available on the Company’s website at www.gartner.com under the “Investor Relations” link and at www.sec.gov.
Safe Harbor Statement
Statements contained in this Current Report on Form 8-K regarding the expected pre-tax expenses, the expected reduction in operating expenses, the anticipated timing of completion of the action, the growth and prospects of the business, the Company’s 2008 financial results and all other statements in this Report other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to ability to expand or even retain the Company’s customer base; ability to grow or even sustain revenue from individual customers; ability to attract and retain professional staff of research analysts and consultants upon whom the Company is dependent; ability to achieve and effectively manage growth; ability to pay the Company’s debt obligations; ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; ability to carry out the Company’s strategic initiatives and manage associated costs; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on the Company’s businesses and operations; general economic conditions; and other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission. These filings can be found on the Company’s website at www.gartner.com under the “Investor Relations” link and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
Date: January 8, 2009	By:	/s/ Christopher J. Lafond
Christopher J. Lafond
Executive Vice President, Chief Financial Officer